     As filed with the Securities and Exchange Commission on April 27, 2000

                                                   Registration No.333-32148
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            U.S. PLASTIC LUMBER CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Nevada                                         87-0404343
  ------------------------------                       ----------------------
 (State or other jurisdiction of                          (I.R.S. employer
  incorporation or organization)                       identification number)


                        2300 W. Glades Road, Suite 440 W
                            Boca Raton, Florida 33431
                             Telephone (561)394-3511
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                Bruce C. Rosetto
                  Vice President, General Counsel and Secretary
                            U.S. Plastic Lumber Corp.
                        2300 W. Glades Road, Suite 440 W
                            Boca Raton, Florida 33431
                             Telephone (561)394-3511
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Jane K. Storero, Esq.
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                            Telephone: (215) 569-5488
                            Facsimile (215) 569-5555


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed           Proposed
                                                                                   Maximum            Maximum           Amount of
               Title of Securities                            Amount to be      Offering Price        Aggregate       Registration
                to be Registered                               Registered        Per Share (1)     Offering Price         Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share,
issuable upon conversion of debentures.................        1,818,182(1)      $   9.6525(2)      $17,500,002(2)      $4,620(6)


Common Stock, par value $.0001 per share,
issuable upon exercise of warrants ....................          300,000(3)      $ 10.09125(4)      $ 3,027,375(4)      $  800(6)

Common Stock, par value $.0001 per share,
issuable upon exercise of warrants ....................          500,000(5)       $    6.00         $ 3,000,000         $  792(7)


Total .................................................        2,618,182                            $23,527,377         $6,220

-----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement covers 1,818,182 shares of U.S. Plastic Lumber common stock issuable upon the conversion of debentures owned by Halifax Fund, L.P. of which shares may be offered from time to time.
(2) Based upon the maximum conversion price of $9.6525 as set forth in the debentures, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended.
(3) This Registration Statement covers 300,000 shares of U.S. Plastic Lumber common stock issuable upon the exercise of warrants owned by Halifax Fund, L.P. of which shares may be offered from time to time.
(5) Based upon the exercise price of $10.09125 as set forth in the warrants, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended. This Registration Statement covers 500,000 shares of U.S. Plastic Lumber common stock based upon an exercise price of $6.00 per share.
(6) 2,118,182 shares were registered in connection with the initial filing and the fee of $5,420 was paid therewith.
(7) 500,000 shares are being registered in connection with this Amendment No. One and the $792 fee is paid herewith.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


================================================================================

--------------------------------------------------------------------------------

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 27, 2000

                                   PROSPECTUS

                            U.S. PLASTIC LUMBER CORP.

                                    2,618,182
                             SHARES OF COMMON STOCK

         Halifax Fund, L.P. and Louis D. Paolino, Jr. are using this prospectus to offer and sell up to 2,618,182 shares of U.S. Plastic Lumber Corp. common stock. 1,818,182 of the shares of common stock being sold by Halifax Fund, L.P. are issuable upon the conversion of debentures which were issued to Halifax Fund, L.P. on February 2, 2000. 300,000 of the shares of common stock being sold by Halifax Fund, L.P. are issuable upon exercise of warrants which were granted to Halifax Fund, L.P. on February 2, 2000. 500,000 of the shares of common stock being sold by Louis D. Paolino, Jr. are issuable upon exercise of warrants which were granted to Mr. Paolino in May 1999.U.S. Plastic Lumber may receive proceeds upon exercise of the warrants by Mr. Paolino and the Halifax Fund, L.P.; however, U.S. Plastic Lumber will not receive any proceeds from the sale of its common stock by Halifax Fund, L.P.

         PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

         Halifax Fund, L.P. and Louis D. Paolino, Jr. may sell their U.S. Plastic Lumber common stock in one or more transactions on the Nasdaq Stock Market at market prices prevailing at the time of sale or in private transactions at negotiated prices or via any other method permitted under this Prospectus or the "Plan of Distribution".

         U.S. Plastic Lumber's common stock is traded on the Nasdaq National Market under the symbol "USPL."


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this prospectus is April       , 2000.

                                TABLE OF CONTENTS


                                                                 Page
                                                                 ----

Prospectus Summary .........................................       2

Risk Factors ...............................................       2

Forward Looking Statements .................................      13

Where You Can Find More Information ........................      13

Use of Proceeds ............................................      14

Selling Shareholders .......................................      14

Plan of Distribution .......................................      16

Experts ....................................................      17

Legal Matters ..............................................      18





         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. U.S. PLASTIC LUMBER HAS NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. HALIFAX FUND, L.P. AND LOUIS D. PAOLINO, JR. WILL NOT MAKE AN OFFER OF THEIR SHARES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT PAGE OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

         This summary highlights information contained in other parts of this prospectus. It is not complete and may not contain all of the information that you should consider before investing in the shares. You should read the entire prospectus carefully.

         U.S. Plastic Lumber Corp. is a diversified holding company with subsidiaries operating in the plastic lumber manufacturing, plastic sheet manufacturing, plastic raw material processing, and environmental recycling industries. We are the largest manufacturer of plastic lumber in the United States and are aggressively building our existing lines of business through internal growth and acquisitions. We are actively negotiating to acquire additional companies in our existing and complementary lines of business.

         As used in this prospectus, the terms "we," "us," "our" and "U.S. Plastic Lumber" mean U.S. Plastic Lumber Corp. and its subsidiaries.

         Our principal executive offices are located at 2300 Glades Road, Suite 440W, Boca Raton, Florida 33431 and our telephone number is (561) 394-3511.


                                  RISK FACTORS

         In considering whether to acquire U.S. Plastic Lumber common stock, you should consider carefully the risks associated with the ownership of U.S. Plastic Lumber common stock. These risks are described in detail below. You should consider carefully these risk factors, together with all of the other information in this prospectus and the documents we have incorporated by reference in the section "Where You Can Find More Information," before you decide to purchase shares of our common stock.

         WE HAVE A HISTORY OF LOSSES AND IF WE ARE NOT ABLE TO MAINTAIN OUR CURRENT PROFITABILITY, IT COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         We incurred operating losses for the years ended December 31, 1996 and 1997. We reported operating income of $1,687,636 for the year ended December 31, 1998 and $10,238,421 for the year ended December 31, 1999, but we cannot assure you that our profitability will continue. If we are not able to maintain our current profitability, which will depend largely on our ability to substantially increase sales revenues, limit the growth of overhead and direct expenses, and develop greater efficiencies in our operations, it could adversely affect the market price of our common stock.

         OUR LIMITED ACCESS TO CAPITAL COULD RESULT IN OUR INABILITY TO OBTAIN FINANCING IN ADEQUATE AMOUNTS AND ON ACCEPTABLE TERMS, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We have limited access to capital and there is no assurance that we will be able to obtain the capital necessary and appropriate to operate our business. We will require additional capital in order to:

         X        manufacture, market and sell our products;
         X        open new manufacturing facilities
         X        develop new products;
         X        manufacture, market and sell our new product line;
         X        consolidate our existing operations;
         X        implement our plan of operations;
         X        to fund other working capital needs; and
         X        capital expenditures.

         While we do have existing lines of credit, we cannot be sure that this debt financing will be available to us in the future or that it will be available in the amounts we require or on terms acceptable to us. Our failure to obtain financing in adequate amounts and on acceptable terms could have an adverse effect on our business, financial condition and results of operations.

         OUR PLASTIC LUMBER PRODUCTS CARRY LONG WARRANTIES, AS MUCH AS 50 YEARS ON SOME PRODUCTS. AS THE PRODUCT IS FAIRLY NEW, WE DO NOT HAVE SUFFICIENT HISTORICAL TRACK RECORD TO DETERMINE THE FUTURE LIABILITY THAT MAY RESULT FROM OFFERING EXTENDED WARRANTIES OR FROM PRODUCT LIABILITY MATTERS, WHICH COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

         Our plastic lumber products are fairly new and have not been on the market for long periods of time and may be used in applications that we may have no knowledge of or limited experience in. Our plastic lumber products are used in applications that we have little or no historical track record to measure our potential liability as it relates to product warranty or product liability issues. If our products fail to perform over the extended warranty periods, which for some products is as long as 50 years, we may not have the ability to adequately protect ourself against such potential liability which can cause a material adverse affect on our business, financial condition and results of operation.

         IF WE ARE NOT ABLE TO ATTRACT AND KEEP EMPLOYEES WITH THE REQUISITE LEVELS OF EXPERTISE, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

         Our business requires a significant amount of expertise in a wide variety of functions. We cannot assure you that we will be able to maintain employees with the requisite levels of expertise or that we will be able to attract and keep these employees in the future. Our failure to attract and keep employees with the requisite levels of expertise could have a material adverse effect on our business, financial condition and results of operation.

         SEVERAL OF OUR DIRECTORS, OFFICERS AND EMPLOYEES ARE AFFILIATED WITH ENTITIES WHICH ARE SIGNIFICANT SHAREHOLDERS OF OURS, WHICH COULD RESULT IN A CONFLICT OF INTEREST.

         Several of our directors, officers and employees are affiliated, through ownership or otherwise, with the Stout Partnership and Schultes, Inc., each of which is a significant shareholder. When our directors who are affiliated with these entities are faced with decisions where we have interests adverse to those entities, a conflict of interest could arise. Since a majority of our directors are affiliated with those entities, agreements related to monies provided by those entities were not the result of arm's-length negotiations. We have attempted to have these agreements be as similar to those negotiated by us with third parties, however, these agreements may include terms and conditions that may be more or less favorable to us than terms contained in similar agreements negotiated with third parties.

         IF WE ARE UNABLE TO SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The success of our growth strategy depends on our ability to continue to increase profit margins through:

         X        integration of acquisitions;
         X        consolidation of plants and operations;
         X        increased consumer acceptance of alternative wood products;
         X        an increased distribution network;
         X        increased production capacity; and
         X        ability to finance growth.

         Our ability to implement this strategy will depend in large part on whether we are able to:

         X        expand through strategic acquisitions of companies in new and complementary industries;
         X        obtain adequate financing on favorable terms to fund this
                  growth strategy;
         X        develop and expand its customer base;
         X        hire, train and retain skilled employees;
         X        strengthen brand identity and successfully implement its
                  marketing campaigns;
         X        continue to expand in the face of increasing competition;
         X        continue to negotiate our supply contacts and sales agreements on terms that increase or maintain our current profit margins;
                  and
         X        create sufficient demand for plastic lumber and other
                  products.

         Our inability to implement any or all of these strategies could have a material adverse effect on our business, financial condition and results of operations.

         OUR GROWTH STRATEGY INCLUDES ACQUISITIONS AND IF WE ARE UNABLE TO MAKE ACQUISITIONS, OR IF THOSE ACQUISITIONS ARE NOT SUCCESSFUL, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

          As part of our growth strategy, we have made, and plan to continue to make acquisitions of other companies. We may not be able to make acquisitions in the future. In addition, any acquisition that we make could have a material adverse effect on our business, financial condition and results of operations. Future acquisitions are subject to many risks, including the risks that:

         X        we may not be able to identify suitable companies to buy;
         X        we may not be able to purchase companies at favorable prices, or at all;
         X        we may not be able to obtain financing on favorable terms, or at all, to pay for future acquisitions; and
         X        we may not be able to effectively integrate the acquired
                  businesses or technologies into our operations.

         In addition, in order to consummate future acquisitions, we may be required to borrow money or incur other liabilities, which could have a material adverse effect on our liquidity and capital resources. We may also be required to issue additional shares of stock, which could result in dilution to our shareholders.

         AS A RESULT OF OUR ACQUISITION OR LEASE OF REAL ESTATE, WE MAY BECOME LIABLE FOR THE REMEDIATION AND/OR REMOVAL OF HAZARDOUS OR TOXIC SUBSTANCES FROM THAT REAL ESTATE.

         From time to time, we acquire or lease storage facilities or other properties in connection with the operation of our business. Under various U.S. federal, state or local environmental laws, ordinances and regulations, we could be required to investigate and clean up hazardous or toxic substances or chemical releases at property we acquire or lease. We could also be held liable to a governmental entity or to third parties for property damage, personal injury and investigation and cleanup costs incurred by those parties in connection with any contamination. The costs of investigation, remediation or removal of hazardous or toxic substances may be substantial, and the presence of those substances, or the failure to properly remediate the property, may adversely affect our ability to sell or rent the property or to borrow using the property as collateral. In addition, we could be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from these properties.

         THE SEASONAL NATURE OF OUR BUSINESS COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business is seasonal in nature. Historically, we have generated a substantial portion of our revenues and profits during the second and third quarters of our fiscal year. If for any reason our revenues fall below those normally expected during the second and third quarters of our fiscal year, our business, financial condition and results of operation could be adversely affected.

         SOME OF OUR BUSINESSES OPERATE IN RELATIVELY NEW INDUSTRIES WHICH PROSPECTIVE CUSTOMERS MAY RESIST.

         The reclamation and recycling of plastic and the manufacture of plastic lumber for use in construction, and other composite materials containing recycled plastics, are relatively new industries. There is a general reluctance in the construction industry to use new materials before they have been extensively tested, particularly in certain segments which have exacting performance standards for component materials. In the case of our recycled plastic lumber and composite materials in particular, this testing may be extensive for each prospective customer and may require substantial additional time and resources. In addition, we may experience resistance from prospective customers who are accustomed to more conventional, non-artificial wood materials. Moreover, we may not have sufficient financial and other resources to undertake extensive marketing and advertising activities or to afford the cost of the necessary marketing and sales personnel when it becomes appropriate to broaden our marketing efforts.

         IF WE ARE NOT ABLE TO OBTAIN OUR RAW MATERIALS AT COMMERCIALLY REASONABLE TERMS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         The availability of low-cost raw materials, namely post-consumer and industrial plastic waste products, is a material factor in our costs of operations. Historically, suppliers have provided adequate quantities of these raw materials at favorable costs. We believe that our current sources of raw materials will continue to be available on commercially reasonable terms. However, unavailability, scarcity or increased cost of these raw materials could have a material adverse effect upon our business. We purchase most of our raw materials through generators of post-consumer and industrial recycled plastic materials. We do not rely on contractual arrangements with our raw materials suppliers and we have no long-term supply contracts. Disruption of our supply sources could have a material adverse effect on our business, financial condition and results of operations.

         IF WE ARE UNABLE TO DEVELOP NEW TECHNOLOGIES, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our products and services involve newly developing technologies and we cannot be sure that we will be able to compete effectively in developing and marketing new products and services or in developing or maintaining the know-how, technology, and patents to compete effectively. There is a general lack of public awareness of these newly developing products and services generally, or as alternatives to more traditional and well established products. To compete effectively, we must increase public knowledge and acceptance of our products and services and develop and maintain certain levels of know-how and technical expertise. Our failure to compete effectively could have an adverse effect on our business, financial condition and results of operations.

         THERE IS A LACK OF UNIFORM STANDARDS IN THE PLASTIC LUMBER INDUSTRY IN WHICH WE OPERATE WHICH COULD RESTRICT THE GROWTH OF PLASTIC LUMBER PRODUCTS AND LIMIT THE MARKET FOR THESE PRODUCTS.

         The American Society for Testing and Materials and other industry trade organizations have established general standards and methods for measuring the characteristics of specific building materials. Users of building materials (and frequently, issuers of building codes) generally specify that the building materials comply with the standards relative to the proposed applications. Since uniform, recognized standards or methods have only recently been established for measuring the characteristics of plastic lumber, potential users may not be aware of this method of judging whether or not plastic lumber may be suitable for their particular requirements, without being informed of such standards by the plastic lumber supplier or otherwise becoming aware of them. The fact that these standards are not well known for plastic lumber may limit the market potential for our building materials and make potential purchasers of such building materials reluctant to use them. The Plastic Lumber Trade Association, of which we are a member, is pursuing increased public awareness of such standards, but we cannot be sure that public awareness will successfully be increased or that increased awareness will increase the market for our products.

         THE INDUSTRIES IN WHICH WE OPERATE ARE SUBJECT TO EXTENSIVE REGULATION AND THE COST OF COMPLYING WITH THOSE REGULATIONS, OR THE LIABILITY FOR NOT COMPLYING, COULD BECOME SUBSTANTIAL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our businesses are subject to extensive laws and regulations designed to protect the environment from toxic wastes and hazardous substances or emissions and to provide a safe workplace for employees. Under current federal regulations, the Resource Conservation & Recovery Act, and Comprehensive Environmental Responsibility, Compensation and Liability Act, the generator of toxic or hazardous waste is financially and legally responsible for that waste forever, and strictly liable for the clean up and disposal costs. In particular, the business of treating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not completed properly. We believe we are either in material compliance with all currently applicable laws and regulations or that we are operating in accordance with appropriate variances or similar arrangements, but we cannot be sure that we will always be deemed in compliance, nor can we be sure that compliance with current laws and regulations will not require significant capital expenditures that could have a material adverse effect on our operations. These laws and regulations are always subject to change and could become more stringent in the future. Although state and federal legislation currently provide for certain procurement preferences for recycled materials, the preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. The guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by those guidelines may be incompatible with our manufacturing capabilities. It may be necessary to expend considerable time, effort and money to keep our existing or acquired facilities in compliance with applicable environmental, zoning, health and safety regulations and as to which there may not be adequate insurance coverage. In addition, due to the possibility of unanticipated factual or regulatory developments, the amounts and timing of future environmental expenditures and compliance could vary substantially from those currently anticipated.

         IF WE ARE NOT ABLE TO MAINTAIN OUR PERMITS AND LICENSES, IT COULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

         Our business, especially our environmental recycling operation, depends on our maintaining permits and licenses from many different federal, state, and local agencies. We cannot assure you that we will be able to maintain our permits and licenses in the future or that we will be able to modify our permits and licenses, if necessary, to be able to compete effectively.

         WE RELY SIGNIFICANTLY ON OUR TRADE SECRETS AND OUR INABILITY TO PROTECT THOSE TRADE SECRETS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our businesses involve many proprietary trade secrets, including certain methods, processes and equipment designs for which we have not sought patent protection. Although we have taken measures to safeguard our trade secrets by limiting access to manufacturing and processing facilities and requiring confidentiality and nondisclosure agreements with third parties, we cannot assure you that our trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. Rather than rely on patent protection, we have generally chosen to rely on the unique and proprietary nature of our processes. We have obtained exclusive worldwide licensing rights with respect to patent technology related to railroad crossties and the process to manufacture them, but there is no assurance we will be able to maintain those rights for any specific length of time. We also purchased patents to manufacture structural lumber.

         To the extent we do have patents on some of our technology there can be no assurances that our patents will adequately protect us from similar technology being developed with different formulations or from use in countries in which we do not have patent protection. The Company will seek to protect itself against known infringement cases against our patents, but there can be no assurance that our efforts will be successful.

         IF WE ARE NOT ABLE TO SUCCESSFULLY OBTAIN BID WORK AT SUITABLE PROFITABLE MARGINS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our environmental recycling operation consists of certain subsidiaries which are highly reliant upon contract bidding as a significant source of revenues. We cannot assure you that we will be successful in obtaining bid work in the future or that if we do obtain bid work that it will be at suitable profitable margins. Our failure to successfully obtain bid work at suitable profitable margins could have a material adverse effect on our business, financial condition and results of operations.

         THE OCCURRENCE OF AN EVENT NOT FULLY COVERED BY INSURANCE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our business could be disrupted by a variety of occurrences, including:

         X        fires, explosions or blow outs;
         X        environmental hazards;
         X        hurricanes, floods, fires or other acts of God; or
         X        product liability occurrences.

         Any of these occurrences could result in substantial losses due to:

         X        injury;
         X        loss of life;
         X        severe damage;
         X        clean-up responsibilities;
         X        regulatory investigation; or
         X        penalties and suspension of operations.

         We maintain insurance coverage against some, but not all, potential risks. However, we cannot assure you that our insurance will:

         X        be adequate to cover all losses or exposure for liability;
         X        continue to be available at premium levels that justify its purchase; or
         X        continue to be available at all.

         If an event occurs which is not fully covered by insurance, it could have a material adverse effect on our business, financial condition and results of operation.

         A SUBSTANTIAL INCREASE IN INTEREST RATES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION, WHILE A FAILURE TO COMPLY WITH OUR CREDIT AGREEMENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND CAPITAL RESOURCES.

         A substantial portion of our outstanding indebtedness is at floating interest rates. Therefore, a substantial increase in interest rates could adversely affect our cost of borrowed money, which could have an adverse effect on our business, financial condition and results of operation. In addition, most of our debt instruments contain covenants establishing certain financial and operating restrictions. Our failure to comply with any covenant or obligation contained in any credit agreement could result in an event of default which could accelerate debt repayment terms under certain other credit agreements, all of which could have a material adverse effect on our liquidity and capital resources.

         OUR PENDING OR FUTURE ADMINISTRATION AND LEGAL PROCEEDINGS COULD RESULT IN A SIGNIFICANT JUDGMENT AGAINST US, THE LOSS OF A SIGNIFICANT PERMIT OR LICENSE OR THE IMPOSITION OF A SIGNIFICANT FINE, ANY OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         On December 30, 1999, a lawsuit was filed against our former Chairman in a matter entitled, WASTE MANAGEMENT, INC. VS. PAOLINO, ET AL, U.S. District Court, District of Delaware. Although we are not a named party in the lawsuit, it is not possible for us to predict the implications of this lawsuit against Mr. Paolino and others at the current time. Mr. Paolino and others have filed a lawsuit against Waste Management, Inc. We are also not a named party in that litigation.

         This dispute between Waste Management, Inc. and Mr. Paolino and others may continue for a long period of time. The effects of this litigation may have wide ranging implications on us which may result in material adverse effects upon the business, financial condition and/or operating results of our Company which cannot be reasonably foreseen by us at the current time.

         We have not established any reserves on our Balance Sheet as a result of any pending or threatened litigation.

         We are generally involved in administrative and legal proceedings in the ordinary course of our business. Citizen's groups have become increasingly active in challenging the grant or renewal of permits and licenses for waste facilities and responding to these challenges has further increased the costs associated with establishing new facilities or expanding current facilities. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on our business, financial condition and results of operations.

         THE INDUSTRIES IN WHICH WE OPERATE ARE VERY COMPETITIVE AND OUR INABILITY TO COMPETE EFFECTIVELY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         All of our businesses operate in highly competitive industries. Our recycled plastic lumber business faces competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking, and traditional wood, especially pressured treated wood. We compete against other makers of recycled plastic principally upon the basis of price and quality, as well as the immediate availability of the product, and compete against other products such as pressure treated lumber by emphasizing the superior suitability characteristics of plastic lumber for certain applications, as well as appealing to the environmental consciousness of consumers. Our environmental recycling operations face competition from several large competitors that provide similar services throughout the northeast and midatlantic states. The resources of these competitors, financial or otherwise are such that it is very difficult for us to effectively compete. In some instances, our competitors have more revenues, market share, better name recognition and capital available which could make it difficult for us to compete. In addition, the environmental industry is changing as a result of rapid consolidation and our future success may be affected by those changes. Our failure to compete successfully in either the plastic lumber or the environmental industry could have a material adverse effect on our business, financial condition and results of operations.

         FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

         There were approximately 32.1 million shares of our common stock outstanding as of December 31, 1999. In addition, we intend to continue to issue common stock in connection with acquisitions, financings or in other transactions. Future sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and could impair our ability to raise capital through future offerings of equity securities.

         OUR SUCCESS DEPENDS ON OUR KEY PERSONNEL AND, IF WE ARE NOT ABLE TO RETAIN THEM, IT COULD HAVE A MATERIAL ADVERSE EFFECT UPON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We believe that our success is dependent to a significant extent upon the continued employment of certain key executive officers. The loss of services of Mark S. Alsentzer, our Chief Executive Officer, John Poling, our Chief Financial Officer, Bruce C. Rosetto, our Vice President and General Counsel, or Michael D. Schmidt, our Vice President and Controller/Chief Accounting Officer, for any reason could have a material adverse effect upon our business, financial condition and results of operations.

         ANTI-TAKEOVER PROVISIONS MAY MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE CONTROL OF US, COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND COULD REDUCE THE AMOUNT THAT SHAREHOLDERS MIGHT RECEIVE IF WE ARE SOLD.

         "Anti-takeover" provisions contained in Nevada law and in our articles of incorporation, bylaws and contracts could make it more difficult for a third party to acquire control of us, even if that change in control would be beneficial to shareholders. These provisions could adversely affect the market price of our common stock and could reduce the amount that shareholders might receive if we are sold. These anti-takeover provisions include the following:

         X Our articles of incorporation give our board of directors the authority to issue shares of preferred stock without shareholder approval. Any preferred stock could have rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of our common stock.

         X Our articles of incorporation and bylaws provide for staggered terms for the members of the board of directors, with each board member serving a staggered four year term.

         X Options to purchase our common stock will immediately become exercisable upon a change in control.

                           FORWARD LOOKING STATEMENTS

         Some of the information in this prospectus may contain "forward-looking statements". Forward-looking statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to" or other similar words. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties, including but not limited to the risks which are described in detail under "Risk Factors" and elsewhere in this prospectus. When considering these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information we file with the SEC at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549 and at the SEC's regional offices in Illinois and New York. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC's Internet site (http://www.sec.gov). You may also inspect our SEC filings and other information concerning U.S. Plastic Lumber Corp. at the offices the Nasdaq Stock Market, 1735 K Street, NW, Washington, D.C. 20006-1500.

         We have filed a registration statement on Form S-3 to register the shares of common stock offered under this prospectus. This prospectus is a part of the registration statement on Form S-3 and constitutes a prospectus of U.S. Plastic Lumber. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement on Form S-3 or the exhibits to the registration statement on Form S-3.

         The SEC also allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Later information filed by us with the SEC updates and supersedes this prospectus.

THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT U.S. PLASTIC LUMBER THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF ANY OF THAT INFORMATION ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR THOSE DOCUMENTS SHOULD BE DIRECTED TO THE SECRETARY, U.S. PLASTIC LUMBER CORP., 2300 GLADES ROAD, SUITE 440W, BOCA RATON, FLORIDA 33431, AND TELEPHONE REQUESTS MAY BE DIRECTED TO THE SECRETARY AT (561) 394-3511.

         We incorporate by reference the documents listed below which we previously filed with the SEC:


-----------------------------------------------------------------------------------------------------------------
                          SEC Filings                                                  Period
-----------------------------------------------------------------------------------------------------------------
Annual Report on Form 10-KSB (including those portions of our            Year ended December 31, 1999
proxy statement for our 1999 annual meeting of shareholders
incorporated by reference to the Annual Report on Form 10-KSB)
-----------------------------------------------------------------------------------------------------------------

Current Reports on Form 8-K                                              Filed on October 1, 1999, October 12,
                                                                         1999, February 4, 2000 and April 7, 2000
-----------------------------------------------------------------------------------------------------------------

Registration Statement on Form 8-A filed pursuant to Section             Filed on March 2, 1998
12(g) of the Exchange Act
-----------------------------------------------------------------------------------------------------------------


         All documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus until this offering is completed will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date that document is filed.

                                 USE OF PROCEEDS

         We may receive proceeds upon Louis D. Paolino, Jr.'s and/or Halifax Fund, L.P.'s exercise of their warrants to purchase our common stock. The proceeds received by us on the exercise of the warrants will be used for general working capital purposes. All net proceeds from the sale of U.S. Plastic Lumber common stock will go to Halifax Fund, L.P. or Louis D. Paolino, Jr. as applicable. U.S. Plastic Lumber will not receive any proceeds from the sale of the common stock sold by Halifax Fund, L.P. or Louis D. Paolino, Jr.

                              SELLING SHAREHOLDERS

         The following table provides certain information as of the date of this prospectus regarding the beneficial ownership of our common stock by each of the Selling Shareholders prior to and after the sale of the shares offered under this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon conversion of debentures or the exercise of warrants which are currently exercisable or which become exercisable within sixty days of the date of this prospectus are deemed to be beneficially owned by the debenture or warrant holder.

         1,818,182 of the shares being offered by Halifax Fund, L.P. are issuable upon the conversion of $7,500,000 aggregate principal amount of subordinated debentures which were issued to Halifax Fund, L.P. on February 2, 2000. According to the terms of the debentures, the debentures are convertible into common stock at the lower of $9.6525 per share or the lowest trading price during the four trading days preceding the conversion date, but not to be lower than $8.25 per share except in certain circumstances. In connection with Halifax Fund, L.P.'s purchase of our convertible debentures we entered into a registration rights agreement which requires us to register two times the sum of the number of shares of common stock which are then issuable upon conversion of the debentures. For purposes of this calculation and for determining the amount of securities to be registered in connection with the conversion of the debentures, we assumed a conversion price of $8.25.

         300,000 of the shares being offered by Halifax Fund, L.P. are issuable upon exercise of warrants which were granted to Halifax Fund, L.P. in connection with Halifax Fund, L.P.'s purchase of our convertible debentures. On February 2, 2000 Halifax Fund, L.P. was issued a warrant to purchase 200,000 shares of our common stock, subject to adjustment, at an exercise price of $10.09125 per share, subject to adjustment. In addition, the warrants provide Halifax Fund, L.P. a cashless exercise option, as Halifax Fund, L.P. can authorize us to withhold from issuance a number of shares of common stock issuable upon the exercise of their warrant which when multiplied by the exercise price would equal the aggregate exercise price for the shares to be delivered to Halifax Fund, L.P. Unless Halifax Fund, L.P. utilizes the cashless exercise option, upon exercise of each of the warrants, we will receive $10.09125 per share, as adjusted, of common stock. The registration rights agreement requires us to register one and one-half times the number of shares issuable upon the exercise of the warrants.

         There are certain limitations on the ability of Halifax Fund, L.P. to convert the debentures or exercise the warrants. One such limitation provides that Halifax Fund, L.P. cannot convert the debentures or exercise the warrants to the extent that such conversion and/or exercise would cause the number of shares of common stock beneficially owned by it and its affiliates (other than shares deemed beneficially owned through ownership of unconverted debentures and unexercised warrants) to exceed 9.9% (subject to adjustment) of the then issued and outstanding shares of common stock following such conversion and/or exercise. As a result of this limitation on conversion as well as the fact that the number of shares listed opposite the name of Halifax Fund, L.P. represent amounts in excess of the number of shares into which the convertible debentures are currently convertible and the warrants are exercisable as described below, the number of shares listed opposite the name of Halifax Fund, L.P. do not represent the number of shares of common stock beneficially owned by such person.

         500,000 of the shares being offered by Louis D. Paolino, Jr. are issuable upon exercise of warrants, at an exercise price of $6.00 per share, which were granted to Louis D. Paolino, Jr. in May 1999.


                            # of Shares Owned           # of Shares Being       # of Shares Owned
Selling Shareholder        Prior to the Offering         Offered for Sale      After the Offering
-------------------        ---------------------         ----------------      ------------------

Halifax Fund, L.P.             2,968,147(1)                 2,118,182               849,965

Louis D. Paolino, Jr.          2,000,000(2)                   500,000             1,500,000




(1) Includes 849,965 shares owned by the Halifax Fund, L.P. prior to this offering.

(2) Includes 1,500,000 shares owned directly by Louis D. Paolino, Jr. prior to this offering.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders, their pledges, donees, transferees or other successors in interest may offer their shares of U.S. Plastic Lumber Corp. common stock at various times through dealers or brokers or other agents or directly to one or more purchasers in one or more of the following transactions:

         X        on the Nasdaq Stock Market or other exchange on which the
                  common stock may be listed for trading;
         X        in the over-the-counter market;
         X        through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
         X        through purchases by a broker or dealer as principal and
                  resale by such broker or dealer for its account pursuant to this prospectus;
         X        in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         X        through options, swap or derivatives;
         X        in privately negotiated transactions;
         X        in connection with short sales of U.S. Plastic Lumber common stock;
         X        in a combination of any of the above transactions;
         X        in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this Prospectus; or
         X        in any other manner permitted by law.

         The Selling Shareholders, their pledges, donees, transferees or other successors in interest may sell their shares:

         X        at market prices prevailing at the time of sale;
         X        at prices related to those prevailing market prices;
         X        at negotiated prices; or
         X        at fixed prices that may be changed.

         The Selling Shareholders may use broker, dealers or other agents to sell their shares. If this happens, the brokers, dealers or other agents may receive discounts, concessions or commissions from the Selling Shareholders, or they may receive commissions from purchasers of common stock for whom they acted as agents. Neither U.S. Plastic Lumber Corp. nor the Selling Shareholders can presently estimate the amount of this compensation. We know of no existing arrangements between the Selling Shareholders and any broker, dealer or other agent relating to the sale or distribution of the common stock. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the common stock may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of that distribution.

         The Selling Shareholders may be deemed to an "underwriter" within the meaning of Section 2(11) of the Securities Act. The Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that they may be subject to applicable provisions of the Securities Exchange Act and its rules and regulations, including, without limitation, Rule 10b-5 and Regulation M, which may limit the timing of purchases and sales of any of the common stock by the Selling Shareholders. All of this may affect the marketability of the common stock.

         We have agreed to pay all of the expenses incident to this offering other than commissions, concessions and discounts of brokers, dealers or other agents, certain fees and disbursements of counsel for Halifax Fund, L.P. and certain selling expenses. We may agree to indemnify Halifax Fund, L.P. and any statutory "underwriters" against certain liabilities, including certain liabilities under the Securities Act. In order to comply with certain states' security laws, if applicable, the common stock will be sold in those jurisdictions only through registered or licensed brokers or dealers.

                                     EXPERTS

         The consolidated financial statements of U.S. Plastic Lumber Corp. and subsidiaries as of December 31, 1999 and for the year then ended, have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of U.S. Plastic Lumber Corp. and subsidiaries as of and for the year December 31, 1998, incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in accounting and auditing in giving that report.

         The engagement of the former independent accountant, Arthur Andersen LLP was terminated by the Company on January 31, 2000 because the Board of Directors of the Company and Arthur Andersen LLP mutually agreed that based upon a potential conflict of interest, the best interests of the Company would be served by engaging a new independent accounting firm. The conflict of interest arises due to the fact that Arthur Andersen LLP is the principal auditor for Waste Management, Inc. and are also assisting Waste Management, Inc. in a matter entitled Waste Management, Inc. v. Louis D. Paolino, Jr. et al. Mr. Paolino was the Chairman of the Board of Directors and Chairman of the Audit Committee of the Board of Directors from May 5, 1999 through January 7, 2000. The Company is not a named party in the lawsuit.

         The principal accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. During the Company's two most recent fiscal years preceding such dismissal there were no matters of disagreements between the Company and its former independent accountants. The former independent accountants have not advised the Company during the two most recent fiscal years preceding of any of the following events:

      (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist;

                  (b) that it can no longer rely on management's representations or that it is unwilling to be associated with the financial statements prepared by management;

                  (c) that it needs to significantly expand the scope of its audit or that information has come to its attention which may materially impact the fairness or reliability of a previously issued audit report or financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or that it can no longer rely on management's representations or that it is unwilling to be associated with the financial statements prepared by management; or that due to the accountant's dismissal, it did not expand the scope of its audit or conduct such further investigation; or

                  (d) that there have been any issues that have not been resolved to the satisfaction of the former independent accountants or that would otherwise affect its ability to render an unqualified audit report.

                  The Company has provided a copy of the disclosures being made herein to its former independent accountant in compliance with Item 304(a)(3) of Regulation S-K.

                  The Company has engaged the firm of KPMG LLP as its new independent accountants to conduct the 1999 audit. This action has been approved by the Board of Directors of the Company. The newly engaged accountants were not consulted regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event prior to their engagement.

                                  LEGAL MATTERS

         An opinion has been rendered by Bruce C. Rosetto, our Vice President, General Counsel and Secretary, to the effect that the shares of common stock issuable upon conversion of the debentures when converted as contemplated by the debentures and the shares of common stock issuable upon exercise of the warrants, when exercised, issued and paid for as contemplated by the warrants, will be legally issued, fully paid and non-assessable. Mr. Rosetto did not receive any additional compensation in connection with rendering this opinion other than his salary and benefits as an officer of U.S. Plastic Lumber Corp. which include options to purchase 150,000 shares of which 40,000 shares were granted at an exercise price of $3.50 per share, 75,000 shares were granted at an exercise price of $4.00 per share and the remaining 35,000 shares were granted at $7.281 per share. The Company has a professional services contract with Rosetto & Associates, LLC, a private law firm that performs legal work for the Company as well as unrelated third parties. Mr. Rosetto is the sole principal of Rosetto & Associates, LLC. In 1999 Rosetto & Associates billed the Company $355,377 for legal services and paid the Company $206,514 for use of office space, office equipment and other shared services.

================================================================================



                                2,618,182 SHARES







                            U.S. PLASTIC LUMBER CORP.






                                  COMMON STOCK






                                 --------------
                                   PROSPECTUS
                                 --------------







                   The date of this Prospectus is April , 2000



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the Registrant.


Securities and Exchange Commission Registration Fee ....        6,212*
                                                              -------

Accounting Fees and Expenses ...........................        5,000**
                                                              -------

Legal Fees and Expenses ................................       25,000**
                                                              -------

Printing and Engraving Expenses ........................        2,000**
                                                              -------

                  Total ................................      $38,212
                                                              =======


*  Actual
** Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         U.S. Plastic Lumber's articles of incorporation (a copy of which is filed as Exhibit 3.5 to the Company's Registration Statement on Form SB-2 filed with the SEC on March 7, 1997) limit liability of its officers and directors to the fullest extent permitted by the Nevada Business Corporation Act.

         Sections 18.7502 and 78.751 of the Nevada Business Corporation Act provides that each corporation:

         (1) may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

         (2) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a Nevada corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Any indemnification under Sections 1 and 2, unless ordered by a court or advanced as provided by the Nevada statute and the Company's articles of incorporation, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this Section do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to the requirements of the Nevada statute and the Company's articles of incorporation, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

         The Company has obtained insurance to cover its directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the common stock.


ITEM 16.          EXHIBITS.

         4.1 5% Convertible Debenture due February 2, 2005 issued to Halifax Fund, L.P.*

         4.2 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated February 2, 2000.*

         5.1      Opinion of Bruce C. Rosetto.

         23.1 Consent of Arthur Andersen LLP, independent certified public accountants

         23.2 Consent of Callahan & Company P.C, independent certified public accountants

         23.3     Consent of KPMG LLP, independent certified public accountants

         23.4     Consent of Bruce C. Rosetto (included in Exhibit 5.1).

         24.1 Power of Attorney of certain signatories (included on the Signature Page).*

         99.1 Convertible Debenture Purchase Agreement dated February 2, 2000 between U.S. Plastic Lumber and Halifax Fund, L.P.*

         99.2 Registration Rights Agreement dated February 2, 2000 between U.S. Plastic Lumber and Halifax Fund, L.P.*

         99.3 Amendment to Agreement and Plan of Reorganization dated April 22, 1999 between Clean Earth Inc. and the Louis D. Paolino, Jr. family*

                  *PREVIOUSLY FILED.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida on April , 2000.




                                            U.S. PLASTIC LUMBER CORP.


Date: April 27, 2000                        By: /s/ Mark S. Alsentzer
     -----------------                          ---------------------------
                                                Mark S. Alsentzer, Chairman,
                                                Chief Executive Officer and
                                                President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on April 27, 2000 in the capacities indicated.


Name                                         Title                                                   Date
----                                         -----                                                   ----


 /s/ Mark S. Alsentzer                       Chairman, Chief Executive Officer and                 4/27/00
--------------------------------------       President (Principal Executive Officer)
Mark S. Alsentzer



/s/ Michael D. Schmidt                       Vice President - Finance (Principal                   4/27/00
--------------------------------------       Accounting Officer)
Michael D. Schmidt


/s/ John W. Poling                           Chief Financial Officer (Principal                    4/27/00
--------------------------------------       Financial Officer)
John W. Poling

                                                                                                   4/27/00
/s/ August C. Schultes III                   Director
--------------------------------------
August C. Schultes III


/s/ Gary J. Ziegler                          Director                                              4/27/00
--------------------------------------
Gary J. Ziegler


/s/ Roger N. Zitrin
--------------------------------------       Director                                              4/27/00
Roger N. Zitrin



/s/ Kenneth Leung                            Director                                              4/27/00
--------------------------------------
Kenneth Leung


                                  EXHIBIT INDEX


          4.1 5% Convertible Debenture due February 2, 2005 issued to Halifax Fund, L.P.*

          4.2 Common Stock Purchase Warrant issued to Halifax Fund, L.P. dated February 2, 2000.*

          5.1     Opinion of Bruce C. Rosetto.

         23.1 Consent of Arthur Andersen LLP, independent certified public accountants

         23.2 Consent of Callahan & Company P.C, independent certified public accountants

         23.3     Consent of KPMG LLP, independent certified public accountants

         23.4     Consent of Bruce C. Rosetto (included in Exhibit 5.1).

         24.2 Power of Attorney of certain signatories (included on the Signature Page).

         99.1 Convertible Debenture Purchase Agreement dated February 2, 2000 between U.S. Plastic Lumber and Halifax Fund, L.P.*

         99.2 Registration Rights Agreement dated February 2, 2000 between U.S. Plastic Lumber and Halifax Fund, L.P.*

         99.3 Amendment to Agreement and Plan of Reorganization dated April 22, 1999 between Clean Earth Inc. and the Louis D. Paolino, Jr. family*

*Previously Filed